CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-193362 on Form S-8 of Coastway Bancorp, Inc. of our report dated June 6, 2017 appearing in this Annual Report on Form 11-K of Coastway Community Bank 401(k) Retirement Plan for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

New York, New York
June 6, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator and Audit Committee of
Coastway Community Bank 401(k) Retirement Plan:

We consent to the incorporation by reference in the Registration Statement (No. 333-193362) on Form S-8 of Coastway Bancorp, Inc. of our report dated June 6, 2017, with respect to the statement of net assets available for plan benefits of Coastway Community Bank 401(k) Retirement Plan as of December 31, 2015, which report appears in the December 31, 2016 annual report on Form 11-K of the Coastway Community Bank 401(k) Retirement Plan.

/s/ Kahn, Litwin, Renza & Co., Ltd.

Providence, Rhode Island
June 6, 2017